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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported): June 5, 1997


                       STECK-VAUGHN PUBLISHING CORPORATION
             (Exact name of registrant as specified in its charter)

  DELAWARE                      0-21730                      33-0556929
(State or other               (Commission                  (IRS Employer
jurisdiction of               File Number)                 Identification No.)
Incorporation)

                      4515 SETON CENTER PARKWAY, SUITE 300
                               AUSTIN, TEXAS 78759
               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (512) 343-8227


(Former name or former address, if changed since last report):













Exhibit Index Appears on Page 3
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Item 1.  Changes in Control of Registrant.

                  On April 21, 1997, Harcourt General, Inc., a Delaware corporation ("Harcourt"), through a wholly-owned subsidiary, Nick Acquisition Corporation, a Delaware corporation ("Nick"), commenced a tender offer (the "Offer") to acquire all of the outstanding shares (the "Shares") of Common Stock of National Education Corporation, a Delaware corporation ("NEC") and controlling shareholder of Steck-Vaughn Publishing Corporation ("Steck-Vaughn"). The initial per Share consideration offered was $19.50. On May 12, 1997, Harcourt and Nick entered into an Agreement and Plan of Merger with NEC (the "Merger Agreement") pursuant to which Harcourt agreed to increase the per Share consideration of the Offer to $21.00, and agreed to lend $30 million to NEC to pay a $30 million fee to Sylvan Learning Systems, Inc. ("Sylvan") in connection with the termination of a previously entered into merger agreement between NEC and Sylvan. On June 4, 1997, the Offer terminated, and on June 5, 1997, Harcourt acquired approximately 34.4 million Shares representing approximately 95.6% of the issued and outstanding Shares. Harcourt promptly paid approximately $723.4 million for those Shares. On June 10, 1997, pursuant to the Merger Agreement, Nick was merged with and into NEC (the "Merger"), and the remaining approximately 1.6 million Shares not previously purchased in the Offer were converted into the right to receive $21.00 in cash. As a result of the consummation of the Offer and the Merger, NEC became a wholly-owned subsidiary of Harcourt, and Harcourt became the beneficial owner of 11,900,000 shares of common stock, par value $.01 per share, of Steck-Vaughn (the "Common Stock"), representing approximately 82% of the outstanding shares of Common Stock. In addition, pursuant to the Merger Agreement, the Board of Directors of NEC was reconstituted effective as of June 5, 1997, so that individuals designated by Harcourt now comprise the entire Board of Directors of NEC. Pursuant to an agreement dated May 30, 1997 by and between Harcourt and Steck-Vaughn (the "Harcourt Agreement"), Harcourt has the right, subject to complying with applicable requirements of the Securities and Exchange Commission, to cause Steck-Vaughn to cause a number of designees of Harcourt to be elected to the Board of Directors of Steck-Vaughn such that the Harcourt designees will constitute a majority of the entire Board of Directors of Steck-Vaughn; and prior to such time, to cause a number of designees of Harcourt to be elected such that they will constitute half of the entire
Board of Directors of Steck-Vaughn. As of the date hereof, Harcourt has not exercised such rights.

                  Harcourt used available cash and equivalents and short-term investments, as well as borrowings under its existing $400 million revolving credit facility (the "Credit Agreement"), to fund payments of approximately $850 million (including estimated fees and expenses) in connection with the transactions referenced in the immediately preceding paragraph. The Credit Agreement is dated as of December 16, 1994 among Harcourt, Morgan Guaranty Trust Company of New York, as documentation agent, The First National Bank of Boston, as administrative agent, The Bank of Nova Scotia and National Westminster Bank Plc, as co-agents, and a group of 13 lending parties thereto.

                  Prior to acquiring control of Steck-Vaughn and pursuant to the Harcourt Agreement, Harcourt agreed that until June 4, 2000, it would not consummate any business combination (as defined in Section 203 of the Delaware General Corporation Law) with
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Steck-Vaughn unless and until (i) the proposed business combination has been submitted by Harcourt in writing to the Board of Directors of Steck-Vaughn, (ii) a committee of the Board of Directors of Steck-Vaughn comprised solely of disinterested directors (the "Committee") affirmatively recommends its approval of such business combination, finding that the terms thereof are fair to the shareholders of Steck-Vaughn other than NEC and Harcourt and (iii) the business combination is approved by a majority of the Steck-Vaughn Board of Directors, including a majority of the disinterested directors.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits:



         Exhibit 2.1 Agreement and Plan of Merger among Harcourt General, Inc., Nick Acquisition Corporation and National Education Corporation, dated as of May 12, 1997, incorporated herein by reference to Exhibit 11(c)(1) to Amendment No. 3 to Schedule 14D-1 of Harcourt General, Inc., dated May 14, 1997.

         Exhibit 2.2 Credit Agreement dated as of December 16, 1994 among Harcourt General, Inc., the banks listed therein, Morgan Guaranty Trust Company of New York, as documentation agent, The First National Bank of Boston, as administrative agent, the Bank of Nova Scotia and National Westminster Bank Plc, as co-agents, incorporated herein by reference to
                           Exhibit 11(b) to Schedule 14D-1 of Harcourt General, Inc., dated April 21, 1997.

         Exhibit 99.1 Agreement dated May 30, 1997 between Harcourt General, Inc. and Steck-Vaughn Publishing Corporation, incorporated herein by reference to
                           Exhibit 11(a)(21) to Amendment No. 5 to Schedule 14D-1 of Harcourt General, Inc., dated June 5, 1997.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             STECK-VAUGHN PUBLISHING CORPORATION



                                              /s/ Philip C. Maynard
                                             -----------------------
                                             Philip C. Maynard
                                             Vice President and Secretary

Date:  June 18, 1997